                                                      Registration No. 333-10245

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       ALLEGHENY TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     25-1792394
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

         1000 SIX PPG PLACE
       PITTSBURGH, PENNSYLVANIA                         15222-5479
(Address of principal executive offices)                 (Zip Code)


             ALLEGHENY TECHNOLOGIES INCORPORATED 1996 INCENTIVE PLAN
                            (Full title of the plan)

                                  JON D. WALTON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       ALLEGHENY TECHNOLOGIES INCORPORATED
                               1000 SIX PPG PLACE
                       PITTSBURGH, PENNSYLVANIA 15222-5479
                     (Name and address of agent for service)

                                 (412) 394-2800
          (Telephone number, including area code, of agent for service)



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                                EXPLANATORY NOTE

         The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-10245) is to note that (i) the Registrant has replaced the Allegheny Teledyne Incorporated 1996 Incentive Plan (the "1996 Plan") with the Allegheny Technologies Incorporated 2000 Incentive Plan (the "2000 Plan") and (ii) the 461,886 shares of the Registrant's Common Stock, par value $.10 per share (the "Common Stock"), that were registered under such Registration Statement but that, as of the date hereof, have not been issued, are carried forward to the Registrant's Registration Statement on Form S-8 filed as of the date hereof (File No. 333-______) with respect to the shares of the Registrant's Common Stock issuable under the 2000 Plan. No further shares will be issued under the 1996 Plan.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 26th day of September, 2000.

                                   ALLEGHENY TECHNOLOGIES INCORPORATED

                                   By: /s/  T. A. Corcoran
                                      --------------------------------------
                                      Thomas A. Corcoran
                                      Chairman of the Board, President and Chief
                                        Executive Officer

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date(s) indicated:


         Signature                                        Capacity                                 Date
         ---------                                        --------                                 ----
/s/  T. A. Corcoran                           Chairman of the Board, President and            September 26, 2000
-----------------------------                 Chief Executive Officer (Principal
Thomas A. Corcoran                            Executive Officer) and a Director


/s/  R. J. Harshman                           Vice President-Controller and Acting Chief      September 26, 2000
-----------------------------                 Financial Officer (Principal Financial
Richard J. Harshman                           Officer and Principal Accounting Officer)


/s/  R. P. Bozzone                            Vice Chairman of the Board and a Director       September 26, 2000
-----------------------------
Robert P. Bozzone

/s/  P. S. Brentlinger                        Director                                        September 26, 2000
-----------------------------
Paul S. Brentlinger

/s/  F. V. Cahouet                            Director                                        September 26, 2000
-----------------------------
Frank V. Cahouet

/s/  D. C. Creel                              Director                                        September 26, 2000
-----------------------------
Diane C. Creel



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
         Signature                                        Capacity                                 Date
         ---------                                        --------                                 ----
                                               Director                                        September 26, 2000
-----------------------------------------
C. Fred Fetterolf

/s/ R. J. Groves                               Director                                        September 26, 2000
-----------------------------------------
Ray J. Groves

/s/ G. J. Kourpias                             Director                                        September 26, 2000
-----------------------------------------
George J. Kourpias

/s/ W. C. McClelland                           Director                                        September 26, 2000
-----------------------------------------
W. Craig McClelland

/s/ J. L. Murdy                                Executive Vice President and a Director         September 26, 2000
-----------------------------------------
James L. Murdy

/s/  W. G. Ouchi                               Director                                        September 26, 2000
-----------------------------------------
William G. Ouchi

/s/ C. J. Queenan, Jr.                         Director                                        September 26, 2000
-----------------------------------------
Charles J. Queenan, Jr.

/s/ J. E. Rohr                                 Director                                        September 26, 2000
-----------------------------------------
James E. Rohr